EXHIBIT 9

                         TRANSFER AGENCY AGREEMENT

         Agreement made as of the lst day of May, 1984 between EMPIRE TAX FREE MONEY MARKET, INC., a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 84 Williams Street, New York, New York 10038 (hereinafter referred to as the
"Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall
Street, New York, New York 10015 (hereinafter referred to as the "Transfer Agent").

                             W I T N E S S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                  ARTICLE I

                                  DEFINITIONS


         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Fund may amend a previously delivered Certificate by delivering to the Transfer Agent a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

         2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Fund which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

         3. "Custodian" shall mean The Bank of New York, as custodian under the terms and conditions of the Custody Agreement between The Bank of New York and the Fund, or its successor.

         4. "Fund Business Day" shall be deemed to be each day on which the New York Stock Exchange, Inc. is open for trading.

         5. "Officer" shall be deemed to be the Fund's Chairman of the Board, the Fund's President, any Vice President of the Fund, the Fund's Secretary, the Fund's Treasurer, the Fund's Controller, any Assistant Controller of the Fund, any Assistant Treasurer of the Fund, and any other person duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time, and any person believed by the Transfer Agent to be such a person.

         6. "Shares" shall mean all or any part of each class of the capital stock of the Fund listed in the Certificate annexed hereto as Appendix B, as may be amended from time to time, which from time to time are authorized and/or issued by the Fund.

         7. "Prospectus" shall mean the last Fund prospectus actually received by the Transfer Agent from the Fund with respect to which the Fund has indicated a registration statement under the Federal Securities Act of 1933 has become effective.

         8. "Transfer Agent" shall mean The Bank of New York, as transfer agent and dividend disbursing agent under the terms and conditions of this Agreement, its successor(s) or assign(s).

                               ARTICLE II

                       APPOINTMENT OF TRANSFER AGENT

         9. The Fund hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Fund and as dividend disbursing agent during the period of this Agreement.

         10. The Transfer Agent hereby accepts appointment as transfer agent and
dividend   disbursing  agent  and  agrees  to  perform  the  duties  thereof  as hereinafter set forth.

         11. In connection with such appointment, the Fund shall deliver the following documents to the Transfer Agent:

                  (1) A certified copy of the Articles of Incorporation of the Fund and all amendments thereto;

                  (2)      A certified copy of the By-Laws of the Fund;

                  (3) A certified copy of a resolution of the Board of Directors of the Fund appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

                  (4) A Certificate signed by the Secretary of the Fund specifying with respect to each class of Shares: the number of authorized Shares, the number of such authorized Shares issued, and the number of such authorized Shares issued and currently outstanding the names and specimen signatures of the Officers of the Fund, and the name and address of the legal counsel for the Fund;

                  (5) Specimen Share certificates for each class of Shares in the form approved by the Board of Directors of the Fund, together with a certificate signed by the Secretary of the Fund as to such approval;

                  (6) Copies of the Fund's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith; and

                  (7) Opinion of counsel for the Fund with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor.

         12. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Transfer Agent. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the by-laws to sign Share certificates, and, if required, shall bear the corporate seal or facsimile thereof.

                                ARTICLE III

                      AUTHORIZATION AND ISSUANCE OF SHARES

         13. The Fund shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

                  (1) A certified copy of the amendment to the Articles of Incorporation giving effect to such increase or decrease;

                  (2) In the case of an increase, an opinion of counsel for the Fund with respect to the validity of the Shares of capital stock of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                  (3) In the case of an increase, if the appointment of the Transfer Agent was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Fund increasing the authority of the Transfer Agent.

         14. Prior to the issuance of any additional Shares of the Fund pursuant to stock dividends or stock splits, etc., and prior to any reduction in the number of Shares outstanding, the Fund shall deliver the following documents to the Transfer Agent:

                  (1) A certified copy of the resolution(s) adopted by the Board of Directors and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be; and

                  (2) An opinion of counsel for the Fund with respect to the validity of the Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

                                 ARTICLE IV

                    RECAPITALIZATION OR CAPITAL ADJUSTMENT

         15. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Transfer Agent will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

                  (1) A Certificate authorizing the issuance of Share certificates in the new form;

                  (2) A certified copy of any amendment to the Articles of Incorporation with respect to the change;

                  (3) Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Fund, with a Certificate signed by the Secretary of the Fund as to such approval; and

                  (4) An opinion of counsel for the Fund with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

         16. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Transfer Agent. Such blank Share certificates shall be properly signed by Officers of the Fund authorized by law or by the by-laws to sign Share certificates and, if required, shall bear the corporate seal or facsimile thereof. The Fund agrees to indemnify and exonerate, save and hold the Transfer Agent harmless, from and against any and all claims or demands that may be asserted against the Transfer Agent with respect to the genuineness of any Share certificate supplied to the Transfer Agent pursuant to this section.

                                  ARTICLE V

                  ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

         17. (a) The Transfer Agent shall accept with respect to each Fund Business Day, at such times as are agreed upon from time to time by the Transfer Agent and the Fund, each (i) purchase order received from a purchaser, or shareholder, whether or not an Approved Institution, and (ii) redemption request either received from a shareholder, whether or not an Approved Institution, or contained in a Certificate, provided, that (A) such purchase order or redemption request, as the case may be, is reasonably believed by the Transfer Agent to be in conformity with the Fund's purchase and redemption procedures described in the Prospectus, and (B) the Transfer Agent has agreed to accept and act in accordance with such type of purchase order or redemption request, as the case may be.

              (b) The Transfer Agent shall also accept with respect to each Fund Business Day, at such times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape consistent in all respects with the Transfer Agent's tape layout package, as amended from time to time, which is believed by the Transfer Agent to be furnished by or on behalf of any Approved Institution.

         18. On each Fund Business Day a duly authorized officer or employee of the Transfer Agent shall furnish the following information by telephone call to an Officer of the Fund or by such other form to such other person as shall be agreed upon from time to time by the Fund and the Transfer Agent:

                  (1) The total dollar amount of Shares to be applied to the purchase of each class on such day, computed by aggregating the amount so specified in (i) such of the purchase orders described in preceding paragraph l
(a) of this Article with respect to which payment has been, or will be, credited by the Custodian to the Fund's custody account on such day, and (ii) all computer tapes described in preceding paragraph l (b) of this Article timely received by the Transfer

Agent with respect to such day and with respect to which payment has been, or will be, credited by the Custodian to the Fund's custody account on such day; and

                  (2) The total dollar amount of Shares of each class to be redeemed on such day, computed by aggregating the amount so specified in (i) such of the redemption requests described in preceding paragraph l (a) of this Article with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian against the Fund's custody account on such day, and (ii) all computer tapes described in preceding paragraph l (b) of this Article with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian against the Fund's custody account on such day.

         19. On each Fund Business Day the Transfer Agent shall, as of the time at which the Fund computes its net asset value, issue to, and redeem from, the accounts specified in a purchase order, redemption request, or computer tape which in accordance with the Prospectus is effective on such Fund Business Day the appropriate number of full and fractional Shares based on the net asset value per Share of such class specified in an advice received on such Fund Business Day from the Fund, provided, however, that no Shares shall be issued pursuant to any purchase order or computer tape unless the Custodian has notified the Transfer Agent that the money with respect to such purchase has been received by the Custodian. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or part, and shall orally advise both the Fund and the Approved Institution which supplied such tape of such discrepancy.

         20. The Transfer Agent shall, as of each Fund Business Day specified in a Certificate or resolution described in paragraph 1 of succeeding Article VI, issue Shares of a class, based on the net asset value per Share of such class specified in an advice received from the Fund on such Fund Business Day, in connection with a reinvestment of a dividend or distribution on Shares of such class.

         21. On each Fund Business Day the Transfer Agent shall supply the Fund with a statement specifying with respect to the immediately preceding Fund Business Day: the total number of Shares of each class (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each class sold to The Bank of New York, as agent for the purchasers, on such day, pursuant to preceding paragraph 3 of this Article; the total number of Shares of each class redeemed by The Bank of New York, as agent for the respective redeeming shareholders, on such day; the total number of Shares of each class, if any, sold to The Bank of New York, as agent for shareholders, on such day pursuant to preceding paragraph 4 of this Article, and the total number of Shares of each class issued and outstanding. On the same day such statement is received by the Fund, the Fund shall confirm the information contained therein by delivering to the Transfer Agent a Certificate with respect to the same.

         22. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements as are described in the Prospectus. If the Prospectus indicates that certificates for Shares are available, and if specifically requested in writing by any shareholder, or if' otherwise required hereunder, the Transfer Agent will countersign, issue and mail by not less than first class insured mail, to such shareholder at the address set forth in the records of the Transfer Agent, a Share certificate for any full Shares requested.

         23. As of each Fund Business Day the Transfer Agent shall furnish the Custodian with an advice setting forth the number and dollar amount of Shares to be redeemed on such Fund Business Day in accordance with paragraph 3 of this Article.

         1.

         24. Upon receipt of moneys paid to it by the Custodian in connection with a redemption of Shares, the Transfer Agent shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph 1 (a) of this Article, make payment in accordance with the Fund's redemption and payment procedures described in the prospectus, and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph 1(b) of the Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.

         25. The Transfer Agent shall not be required to issue any Shares after it has received from an Officer of the Fund or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

         26. Upon the issuance of any Shares in accordance with this Agreement the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

         27. Shares which are subject to restriction on transfer or redemption (including, without limitation, Shares required pursuant to a restrictive investment representation, Shares held by controlling persons, Shares subject to shareholder's agreements, etc.), other than the general restrictions on the transferability of the Shares described in the Prospectus, must be issued in Share certificate form and must be stamped on the face thereof with a legend describing the extent and conditions of the restriction or referring to the source of such restriction, and shall be so issued and so legended by the Transfer Agent only if the Fund so directs in a Certificate. Legended Shares may not be transferred or redeemed except upon receipt by the Transfer Agent of an opinion of counsel for the Fund stating that such transfer or redemption is rightful, in accordance with applicable law, and may be properly effected. The Transfer Agent shall be entitled to rely upon such opinion and shall be indemnified by the Fund for any transfer or redemption made in reliance upon any such opinion.

         28. The Transfer Agent shall accept a computer tape consistent with the Transfer Agent's tape layout package, as amended from time to time, which is believed by the Transfer Agent to be furnished by or on behalf of any Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another such account, and shall effect the transfers specified in said computer tape.

         29. (a) Except as otherwise provided in sub-paragraph (b) of this paragraph and in paragraph 14 of this Article, Shares will be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes. In the case of small estates, where no administration is contemplated, the Transfer Agent may, when furnished with an appropriate surety bond, and without further approval of the Fund, transfer or redeem Shares registered in the name of a decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by various states. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the stock certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized officer of the Fund, a guarantee of signature by a member firm of a National Securities Exchange or by a bank or trust company acceptable to the Transfer Agent. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Fund shall indemnify the Transfer Agent for any act done or omitted by it in reliance upon such laws.

                  (b)  Notwithstanding  the  foregoing  or any  other  provision contained in this Agreement to the contrary, the Transfer Agent shall be fully protected by the Fund in not requiring any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption, or transfer, of Shares whenever the Transfer Agent reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the Prospectus.

         30. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 12 of this Article or any redemption of any Shares pursuant to a computer tape described in this Article, any documents, including, without limitation, any documents of the kind described In sub-paragraph (a) of paragraph 13 of this Article, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

         31. (a) As used in this Agreement, the terms "computer tape" and "computer tape believed by the Transfer Agent to be furnished by an Approved Institution", shall include any tapes generated by the Transfer Agent to reflect information believed by the Transfer Agent to have been inputted by an Approved Institution, via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system (the "System"), located on the Transfer Agent's premises. For purposes of paragraph 1 of this Article, such a computer tape shall be deemed to have been furnished at such times as are agreed upon from time to time by the Transfer Agent and Fund only if the information reflected thereon was inputted into the System at such times as are agreed upon from time to time by the Transfer Agent and the Fund.

                  (b) Nothing contained in this Agreement shall constitute any agreement or representation by the Transfer Agent to permit, or to agree to permit, any Approved Institution to input information into a System.

                                  ARTICLE VI


                            DIVIDENDS AND DISTRIBUTIONS

         32. The Fund shall furnish to the Transfer Agent a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to a class of Shares the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which Shareholders entitled to payment, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount if any, payable to the Transfer Agent on such payment date, or (ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis and authorizing the Transfer Agent to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

         33. Upon the payment date specified In such Certificate or resolution, as the case may be, the Fund shall, in the case of a cash dividend or distribution, cause the Custodian to pay to the Transfer Agent an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, specified in such Certificate or resolution, as the case may be, to the Shareholders of record as of such payment date. The Transfer Agent will, upon receipt of any such cash, make payment of such cash dividends or distributions to the Shareholders of record as, of the record date by: (i) mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address, or (ii) wiring such amounts to the accounts previously designated by an Approved Institution, as the case may be. The Transfer Agent shall not be liable for any improper payments made in accordance with a Certificate or resolution described in the preceding paragraph. If the Transfer Agent shall not receive from the Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent.

         34. It is understood that the Transfer Agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the shareholders.

         35. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent, required of it by applicable law.

                                 ARTICLE VII

                              CONCERNING THE FUND

         36. The Fund shall promptly deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share Certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Transfer Agent may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Fund shall promptly deliver to the Transfer Agent such approval, adoption or ratification as may be required by law.

         37. Each copy of the Articles of Incorporation of the Fund and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Articles of Incorporation and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer Agent. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Fund, shall be certified by the Secretary of the Fund under the corporate seal.

         38. It shall be the sole responsibility of the Fund to deliver to the Transfer Agent the Fund's currently effective Prospectus and, for purposes of this Agreement, the Transfer Agent shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Transfer Agent.

                                  ARTICLE VIII

                          CONCERNING THE TRANSFER AGENT

         39. The Transfer Agent shall not be liable and shall be fully protected in acting upon any computer tape, writing or document believed by it to be genuine and to have been signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Fund or such person. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the Officers of the Fund and the proper countersignature of the Transfer Agent.

         1.

         40. The Transfer Agent may establish such additional procedures, rules and regulations governing the transfer or registration of certificates of stock as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

         41. The Transfer Agent shall keep such records as are specified in Appendix C hereto in the form and manner, and for such period, as it may deem advisable but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the federal Investment Company Act as amended from time to time. The Transfer Agent may deliver to the Fund from time to time at Its discretion, for safekeeping or disposition by the Fund in accordance with law, such records, papers, Share certificates which have been cancelled in transfer, exchange or redemption, or other documents accumulated in the execution of its duties as such Transfer Agent, as the Transfer Agent may deem expedient, other than those which the Transfer Agent is itself required to maintain pursuant to applicable laws and regulations, and the Fund shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate, or other document so returned, if and when required. The records specified in Appendix C hereto maintained by the Transfer Agent pursuant to this paragraph 3, which have not been previously delivered to the Fund pursuant to the foregoing provisions of this paragraph 3, shall be considered to be the property of the Fund, shall be made available upon request for inspection by the officers, employees, and auditors of the Fund, and records shall be delivered to the Fund upon request and in any event upon the date of termination of this Agreement, as specified in
Article IX of this Agreement, in the form and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Fund.

         42. The Transfer Agent may employ agents or attorneys-in-fact at the expense of the Fund, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact so long as the Transfer Agent acts without bad faith, negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

         43. The Transfer Agent shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its own bad faith, negligence or willful misconduct.

         44. The Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent without bad faith, negligence or willful misconduct or in reliance upon (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape believed by the Transfer Agent to have been received from an Approved
Institution; (iv) any instrument, order or Share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Fund; (v) any Certificate or other instructions of an Officer; or
(vi) any opinion of legal counsel for the Fund or the Transfer Agent. The Fund shall indemnify and exonerate, save and hold the Transfer Agent harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its appointment or in reliance upon any law, act, regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered, changed, amended or repealed.

         45. Specifically, but not by way of limitation, the Fund shall indemnify and exonerate, save and hold the Transfer Agent harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person in connection with the genuineness of a Share certificate, the Transfer Agent's capacity and authorization to issue Shares and the form and amount of authorized Shares.

         46.  Notwithstanding the foregoing,  the Transfer Agent shall be liable to the Fund with respect to any redemption check which the Transfer Agent pays on which the signature of the drawer is forged, but only to the extent of the lesser of (a) the amount of such redemption check minus $2,500.00 and (b) the amount of insurance proceeds received by the Transfer Agent with respect to such redemption check, and only if, and for so long as, each of the following conditions is satisfied: (i) insurance with respect to Fund redemption checks is maintained by the Transfer Agent, and (ii) the Fund pays to the Transfer Agent monthly the amount which the Transfer Agent determines to be the Fund's pro rata share of the cost of such insurance coverage. The Fund agrees that the insurance may be discontinued or cancelled without any prior notice, and that the Transfer Agent shall at all times have the absolute right, without any prior notice to the Fund, to cease to maintain such insurance, and the Transfer Agent agrees to notify the Fund promptly upon cancelling or discontinuing any such insurance or upon learning of any such cancellation or discontinuance. In the event such insurance is not maintained, or in the event the Fund does not pay monthly to the Transfer Agent the amount which Transfer Agent determines to be the Fund's pro rata share of the cost of such insurance coverage, the Transfer Agent shall not be liable for any loss or damage, including counsel fees, resulting from its paying or not paying any redemption check, unless such loss or damage arises out of the Transfer Agent's bad faith, negligence or willful misconduct.

         47. At any time the Transfer Agent may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or permitted by it in good faith in accordance with such written instructions. Such application by the Transfer Agent for written instructions from an Officer of the Fund may, at the option of the Transfer Agent, set forth in writing any action proposed to be taken or omitted by the Transfer Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Transfer Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting any such action, the Transfer Agent has received written instructions in response to such application specifying the action to be taken or omitted. The Transfer Agent may consult counsel to the Fund, or its own counsel, at the expense of the Fund and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Fund or its own counsel.

         48. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Transfer Agent's Blanket Bond, the Transfer Agent shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Transfer Agent's Blanket Bond, non-negotiable Share certificates, the value of which exceed the limits of the Transfer Agent's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Transfer Agent shall advise the Fund of any Share certificates returned as undelivered after being mailed as herein provided for.

         49. The Transfer Agent may issue new Share certificates in place of Share certificates represented to 'have been lost, stolen, or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Transfer Agent. Such instructions from the Fund shall be in such form as approved by the Board of Directors of the Fund in accordance with the provisions of law or of the By-Laws the Fund governing such matters. If the Transfer Agent receives written notification from the owner of the lost, destroyed, or stolen Share certificate within a reasonable time after he has notice of it, the Transfer Agent shall promptly notify the Fund and shall act pursuant to written instructions signed by an Officer. If the Fund receives such written notification from the owner of the lost, destroyed or stolen Share certificate within a reasonable time after he has notice of it, the Fund shall promptly notify the Transfer Agent and the Transfer Agent shall act pursuant to written instructions signed by an Officer. The Transfer Agent shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Transfer Agent may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

         50. The Transfer Agent will issue and mail subscription warrants for Shares of capital stock, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent may deem necessary.

         51. The Transfer Agent will supply shareholder lists to the Fund from time to time upon receiving a request therefor from an Officer of the Fund.

         52. In case of any requests or demands for the inspection of the shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an Officer as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it receives an opinion from its counsel that it may be held liable for the failure to exhibit the shareholder records to such person.

         53. At the request of an Officer, the Transfer Agent will address and mail such appropriate notices to shareholders as the Fund may direct.

Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                  (1) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Approved Institution or of the Fund, as the case may be, to request such sale or issuance;
                  (2) The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Approved Institution or of the Fund, as the case may be, to request such transfer or redemption;

                  (3) The legality of the declaration of any dividend by the Fund, or the legality of the issue of any Shares in payment of any stock dividend; or
                  (4) The legality of any recapitalization or readjustment of the Shares.

         54. The Transfer Agent shall be entitled to receive and the Fund hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in Appendix C hereto, (i) its out-of-pocket expenses (including legal expenses and attorney's fees) and (ii) such compensation as may be agreed upon in writing from time to time by the Transfer Agent and the Fund.

         55. The Transfer Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Transfer Agent.

                                  ARTICLE IX

                                  TERMINATION


         Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Transfer Agent, the Fund shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board of Directors certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Fund, the Transfer Agent may designate a successor transfer agent. If the Fund fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Fund shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

                                    ARTICLE X

                                   MISCELLANEOUS

         56. The Fund agrees that prior to effecting any change in the Prospectus which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of the Transfer Agent thereto.

         57. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 84 Williams Street, New York, New York 10038 or at such other place as the Fund may from time to time designate in writing.

         58. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent shall be sufficiently given if addressed to the Transfer Agent and mailed or delivered to it at its office at 90 Washington Street, New York, New York 10015 or at such other place as the Transfer Agent may from time to time designate in writing.

         59. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement, and, except for an amendment to Appendix B or Appendix C hereto, authorized or approved by a resolution of the Board of Directors of the Fund.

         60. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Transfer Agent.

         61. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         62. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

         63. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.







Attest:                                   EMPIRE TAX FREE MONEY MARKET, INC.








                                          By:






Attest:                                    THE BANK OF NEW YORK








                                            By:

                          TRANSFER AGENCY AGREEMENT

                                   APPENDIX  C


                 TRANSFER AGENT AND DIVIDEND DISBURSING AGENT SERVICES


         The Bank of New York, Transfer Agent and Dividend Agent shall:

1.       DAILY ACTIVITY

          Maintain on a daily basis the following shareholder information on disc:

          Name and Address (Zip Code)

          Balance of shares held by The Bank of New York

          Balance of shares issued in certificate form

          Certificate number, number of shares and issuance date of each certificate outstanding

          Certificate number, number of shares, issuance date and cancellation date for each certificate no longer outstanding

          State of residence code

          Beneficial owner code, i.e., male, female, joint tenant, etc.

          Dividend code (cash, reinvestment, or income in cash--capital gains reinvested)

          Dealer Number, territory and branch code as provided; The dealer name and address and branch addresses are maintained on disc, on a sub-file

          Representative's number and name as provided

2.       OTHER DAILY ACTIVITY


          Answer all investor telephone and/or written inquiries, except those concerning Fund policy which will be referred to the Fund.

          Examine and process Account Applications received with cash or stock certificates.

         Process payments into established accounts upon availability of funds.

         Issue share certificates upon receipt of instructions.

         Deposit share certificates into accounts upon receipt of instructions.

         Prepare and process redemptions of shares issued in certificate form; identify any account that had a cash and/or share transaction within fifteen (15) days and notify Fund for further instructions concerning the acceptance of the redemption request.

         Prepare and process Book share redemptions; identify any account that had a cash and/or share transaction within fifteen (15) days and notify Fund for further instructions concerning the acceptance of the redemption request.


          Examine and process all transfer of shares insuring that all transfer requirements and legal documents have been supplied.

          Issue and mail replacement checks.

          Handle foreign collection items, if any.

          Handle  bad  check   collection,   with   notification  to  the  Fund.
          Immediately   liquidate  the  shares   purchased  and  return  to  the
          shareholder the check and a confirmation of the transaction.

          Solicit missing taxpayer identification numbers via message printed on the daily confirmation.

          Process and confirm address changes to the former address of record, reflecting the new address.

3.       REPORTS PROVIDED TO THE FUND

         Furnish the following reports to the Fund:

                  Daily totals of Transfer Sheets

                  Daily Journals

                  Monthly N-1R Report (correspondence and liquidation/ redemptions)

                  Monthly Trial Balance Totals

                  Monthly Report of Outstanding Shares with a copy to the

                  Fund's Auditors, as requested

                  Daily analysis of accounts by beneficial owner code

                  Daily analysis of accounts by share range

                  Daily analysis of accounts by state

                  Monthly Blue Sky Report

                  Annual year-end summary statements on microfilm

4.       DIVIDEND ACTIVITY

         Calculate and process daily accrual or reinvestment of dividends, mail dividend statements and one (1) capital gains distribution, in accordance with investors standing instructions (the capital gains distribution to be paid simultaneously with the dividend).


         Compute, prepare and mail all necessary reports to shareholder, federal and/or state authorities (forms 1096, 1099, 1042 and 1042S).

5.       ANNUAL MEETINGS

         Address and mail annual proxy and related material. Tabulate returned proxies and supply daily reports when sufficient proxies have been received (material must be adaptable to mechanical equipment of The Bank of New York).

         Prepare and submit to Fund an affidavit of mailing.

         Furnish certified list of stockholders, hard copy or microfilm, and Inspectors of Election.

6.       PERIODIC ACTIVITIES

         Address and mail up to four (4) periodic financial reports and one (1)
         prospectus   per  year  (material  must  be  adaptable  to  mechanical
         equipment of The Bank of New York).

                             TRANSFER AGENCY AGREEMENT

                                   APPENDIX A

         I, Dean P. Gestal, President, and I, Thomas J. Metallo, Vice President and Assistant Secretary, of EMPIRE TAX FREE MONEY MARKET INC. , a Maryland corporation, (the "Fund") , do hereby certify that:


         The following individuals have been authorized by the Board of Directors of the Fund in conformity with the Fund's Articles of Incorporation and By-Laws to execute any Certificate, instruction, notice or other instrument, including an amendment to Appendix B hereto, or to give oral instruction on behalf of the Fund, and the signatures set forth opposite their respective names and their true and correct signatures.



Name                                                          Signature


Dean P. Gestal

Thomas J. Metallo

David Maisel

Bernadette N. Finn

William Berkowitz

Dana E. Messina

                            TRANSFER AGENCY AGREEMENT

                                    APPENDIX B



         I, Dean P. Gestal, President, and I, Thomas J. Metallo, Vice President and Secretary of EMPIRE TAX FREE MONEY MARKET INC., Maryland corporation, (the "Fund"), do hereby certify that:

         The following is a list of the class or classes of the capital stock of the Fund issued and/or authorized by the Fund as of the date of this Transfer Agency Agreement.


AUTHORIZED:

         Twenty billion (20,000,000,000) shares of all Classes, all designated as Common Stock until such time as the Board of Directors of the Fund shall designate otherwise in accordance with the Articles of Incorporation of the Fund.


ISSUED:

         One hundred thousand shares of the Fund's Common Stock issued to Empire Group, Inc.




Thomas J. Metallo, Vice                              Dean P. Gestal, President
President and Assistant
Secretary